Exhibit 24.1

CERTIFICATE OF SECRETARY OF
TOYOTA MOTOR CREDIT CORPORATION

I, David Pelliccioni, do hereby certify that I am the Secretary of Toyota Motor Credit Corporation, a California corporation (the “Company”), and further certify that:

1.           George E. Borst, Ichiro Yajima, Takeshi Suzuki, Yukitoshi Funo, James Lentz and David Pelliccioni are the members of the Company’s Executive Committee of the Board of Directors (the “Executive Committee”); and

2.           Exhibit A, attached hereto, is a true excerpt of the resolutions of the Executive Committee, duly adopted by the unanimous written consent of the Executive Committee on February 24, 2009, relating to the limited powers of attorney granted by the members of the Executive Committee to George E. Borst, Katherine Adkins, Christopher Ballinger and David Pelliccioni, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of March, 2009.

/s/ David Pelliccioni
Name:	David Pelliccioni
Title:	Secretary

I, George E. Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation, hereby certify that David Pelliccioni is the duly elected, qualified and acting Secretary of Toyota Motor Credit Corporation and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

/s/ George E. Borst
Name:	George E. Borst
Title:	President and Chief Executive Officer

Dated: March 2, 2009

S-1	(Secretary’s Certificate Power of Attorney)

Exhibit A

Unanimous Written Consent of the
Executive Committee of the Board of Directors,
duly adopted on February 24, 2009

RESOLVED FURTHER, that each of the undersigned (i) constitutes and appoints each of George Borst, David Pelliccioni, Chris Ballinger and Katherine Adkins as his true and lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign and to file the Automatic Shelf Registration Statement and any and all amendments, including post-effective amendments thereto, with the Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith; and (ii) hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof.

The undersigned hereby consent to the foregoing resolutions and direct that this consent be filed with the minutes of the proceedings of the Executive Committee of the Board of Directors and that said resolutions shall have the same force and effect as if they had been adopted at a meeting of the Executive Committee of the Board of Directors at which all of the undersigned were personally present.

Executed this 24th day of February, 2009.

/s/ George Borst George Borst	/s/ Takeshi Suzuki Takeshi Suzuki
/s/ Ichiro Yajima Ichiro Yajima	/s/ Yukitoshi Funo Yukitoshi Funo
/s/ David Pelliccioni David Pelliccioni	/s/ James Lentz James Lentz

 (Exhibit A - Secretary’s Certificate
 Power of Attorney)